UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

February 3, 2015

INFORMATICA CORPORATION

(Exact name of registrant as specified in its charter)

State of Delaware	0-25871	77-0333710
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2100 Seaport Blvd

Redwood City, California 94063

(Address of principal executive offices and zip code)

(650) 385-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On February 3, 2015, Informatica Corporation (the “Company”) entered into two separate accelerated share repurchase agreements (the “ASR Contracts”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agent for Merrill Lynch International (“BAML”) and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association (“JPM”), respectively, to repurchase an aggregate of approximately $300 million of the Company’s common stock. Under the ASR Contracts, the Company will make payments of approximately $300 million in the aggregate to BAML and JPM and will receive an initial delivery of approximately 5.7 million shares of common stock in the aggregate from BAML and JPM. The exact number of shares the Company will repurchase under the ASR Contracts will be based generally upon the average daily volume weighted average price of the Company’s common stock during the repurchase period, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Contracts. At settlement, under certain circumstances, BAML and/or JPM may be required to deliver additional shares of common stock to the Company, or under certain circumstances, the Company may be required either to deliver shares of common stock or to make a cash payment to BAML and/or JPM. Final settlement of the transactions under the ASR Contracts is expected to occur no later than the second quarter of 2015. The terms of the accelerated share repurchases under the ASR Contracts are subject to adjustment if the Company were to enter into or announce certain types of transactions or to take certain corporate actions.

The ASR Contracts contains the principal terms and provisions governing the accelerated share repurchases, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the circumstances under which BAML and JPM are permitted to make adjustments to valuation and calculation periods and various acknowledgements, representations and warranties made by the Company, on the one hand, and JPM and BAML, on the other hand, to one another.

The foregoing description of the ASR Contracts is a summary and is qualified in its entirety by the terms of the ASR Contracts, copies of which will be filed with the Company’s quarterly report on Form 10-Q for the fiscal quarter ending March 31, 2015.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 3, 2015		INFORMATICA CORPORATION

	By:	/s/ MICHAEL BERRY
Michael Berry Executive Vice President and Chief Financial Officer